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                                                                    EXHIBIT 99.1

                                                                     Mark Palmer
                                                                  (713) 853-4738

ENRON, CREDITORS REACH TENTATIVE AGREEMENT; ASK COURT FOR SHORT EXTENSION TO FILE PLAN OF REORGANIZATION

FOR IMMEDIATE RELEASE: Friday, June 27, 2003

         HOUSTON: Enron announced today that the company, its Official Unsecured Creditors' Committee and the Enron North America Examiner have filed a joint motion with the Bankruptcy Court of the Southern District of New York requesting an extension until July 11 to file the company's Plan of Reorganization.

         "This very short extension, if granted, will allow us to finalize an agreement we have reached in principle between the official representative of all our creditors and the court-appointed plan facilitator of the Enron North America estate," said Stephen F. Cooper, Enron acting CEO and chief restructuring officer. "We believe that the extension will ultimately expedite our court proceedings, and we are hopeful that the court will approve our motion. We are very pleased with the prospect that the plan will have the support of both the Creditors' Committee and the ENA Examiner."

         If the joint motion is granted by the Bankruptcy Court on June 30, the company will file its plan of reorganization and disclosure statement by July 11.

         Enron's Internet address is www.enron.com.

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